Exhibit 99.1

Cambium Learning Group Reports Third Quarter 2018 Financial Results
Year-to-Date Results Demonstrate Bookings Strength and Margin Expansion

DALLAS, TX – November 1, 2018 – Cambium Learning® Group, Inc. (Nasdaq: ABCD, the "Company"), a leading educational technology solutions company committed to helping all students reach their full potential, announced today financial results for its third quarter ended September 30, 2018.

THIRD QUARTER 2018 RESULTS
"Cambium Learning Group's momentum continued in the all-important 2018 back-to-school selling season, with our year-to-date results driving Bookings growth and profit expansion over last year," stated John Campbell, Chief Executive Officer. "Third quarter Bookings grew 6% compared to the third quarter of 2017, led by strong performances in our SaaS segments of 7% at Learning A-Z and 31% at ExploreLearning. Our Adjusted EBITDA and cash income margins each expanded 300 basis points, even as we make planned investments in development, marketing and sales initiatives to support the long-term growth of our digital solutions. We were recognized again for our excellence in effective and high-quality instructional technologies winning an impressive 14 Education Software Review (EDDIE) Awards for 2018, with Learning A-Z winning 12 awards and ExploreLearning winning two, confirming that teachers trust that our solutions work in the classroom. We are continuing to execute our strategy consistently, focused on leveraging technology to deliver unique, personalized, adaptive, scalable and effective solutions that tap every learner's potential, keep teachers at the center of education, and focus on data, instruction, and practice as the keys to success in the classroom and beyond."
As previously announced on October 15, 2018, the Company has entered into a definitive merger agreement with certain affiliates of Veritas Capital, a leading private equity investment firm, for the acquisition of the Company.
Financial Snapshot
For the quarter ended September 30, 2018, the Company reported the following financial results:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2018	2017	$ Change	2018	2017	$ Change
GAAP net revenues	$44.7	$43.5	$1.2	$122.3	$119.9	$2.5
GAAP net income	5.9	6.5	(0.6)	12.9	14.8	(1.9)
Net income margin %	13%	15%		11%	12%
EBITDA	14.2	13.5	0.7	33.9	34.6	(0.8)
Adjusted EBITDA	15.9	14.1	1.7	37.4	36.0	1.4
Adjusted EBITDA margin %	35%	32%		31%	30%

Bookings	$82.9	$78.5	$4.3	$135.8	$127.4	$8.5
Cash income	45.1	40.2	5.0	36.5	28.6	7.9
Cash income margin %	54%	51%		27%	22%

Nine Months Ended September 30, 2018 Financial Highlights

•
Generally Accepted Accounting Principles (GAAP) net revenues for the nine months ended September 30, 2018 increased by $2.5 million, or 2%, to $122.3 million compared with $119.9 million in 2017. GAAP net revenues by segment for the nine months ended September 30, 2018, and the change from the same period of 2017, were as follows:

◦	Learning A-Z® - $59.5 million, increased $4.2 million or 8%

◦	ExploreLearning® - $23.2 million, increased $2.5 million or 12%

◦	Voyager Sopris Learning® - $39.6 million, decreased $(4.3) million or (10)%

•
Bookings for the nine months ended September 30, 2018 increased by 7% to $135.8 million, compared with $127.4 million in the nine months ended September 30, 2017, with growth at the Learning A-Z and ExploreLearning segments offset by a decline in the Voyager Sopris Learning segment.

•
The Company reported GAAP net income of $12.9 million during the nine months ended September 30, 2018, decreasing $1.9 million compared to net income of $14.8 million during the nine months ended September 30, 2017. Net income includes expenses of $2.1 million related to the Company's definitive agreement to acquire VKIDZ Holdings Inc. ("VKidz") and its review of strategic alternatives and subsequent merger agreement with certain affiliates of Veritas Capital, in addition to higher tax expense. The Company's effective tax rate for the nine months ended September 30, 2018 is higher than the effective tax rate for the nine months ended September 30, 2017 as a result of reducing most of the valuation allowance against most of the Company's deferred tax assets in the fourth quarter of 2017.

•
Adjusted EBITDA was $37.4 million, increasing $1.4 million from $36.0 million in 2017. The increase in GAAP net revenues, along with a greater portion of the top-line mix coming from the higher margin Learning A-Z and ExploreLearning segments, drove improvement in Adjusted EBITDA.

•
Net interest expense was $2.7 million for the nine months ended September 30, 2018, down $1.2 million from the nine months ended September 30, 2017 as a result of the scheduled debt amortization payments and voluntary prepayments made during 2017.

•
Cash Income was $36.5 million for the nine months ended September 30, 2018 compared to Cash Income of $28.6 million for the nine months ended September 30, 2017. Capital expenditures totaled $12.1 million in the nine months ended September 30, 2018 versus $13.9 million in the nine months ended September 30, 2017.

•
The Company had cash and cash equivalents of $26.3 million at September 30, 2018. For the nine months ended September 30, 2018, cash provided by operations was $33.2 million, cash used in investing activities was $12.1 million, and cash used in financing activities was $3.4 million. At September 30, 2018, the principal amount of term loans outstanding was $44.0 million, there was $29.8 million available under the revolving credit facility and no borrowings were outstanding.

•
The Company's technology-enabled products continue to receive industry recognition. The Company was recently awarded 14 Education Software Review (EDDIE) Awards for 2018, with Learning A-Z receiving 12 EDDIE awards, and ExploreLearning receiving two EDDIE awards.

Third Quarter 2018 Financial Highlights

•
GAAP net revenues for the third quarter of 2018 increased by $1.2 million, or 3%, to $44.7 million compared with $43.5 million in 2017. GAAP net revenues by segment for the three months ended September 30, 2018, and the change from the same period of 2017, were as follows:

•	Learning A-Z - $20.0 million, increased $1.5 million or 8%

•	ExploreLearning - $8.0 million, increased $0.8 million or 11%

•	Voyager Sopris Learning - $16.8 million, decreased $(1.1) million or (6)%

•	Bookings for the third quarter of 2018 were $82.9 million, an increase of 6% compared with $78.5 million in the third quarter of 2017.

•
The Company reported net income of $5.9 million during the third quarter of 2018, decreasing $0.6 million compared to net income of $6.5 million during the third quarter of 2017. Net income includes expenses of $1.0 million related to the Company's definitive agreement to acquire VKIDZ Holdings Inc. and its review of strategic alternatives and subsequent merger agreement with certain affiliates of Veritas Capital, in addition to higher tax expense.

•
Adjusted EBITDA for the third quarter of 2018 was $15.9 million, increasing $1.7 million from $14.1 million in 2017. The increase in GAAP net revenues, along with a greater portion of the top-line mix coming from the higher margin Learning A-Z and ExploreLearning segments, drove improvement in Adjusted EBITDA.

•
Cash Income was $45.1 million for the third quarter of 2018 compared to Cash Income of $40.2 million for the third quarter of 2017. Capital expenditures totaled $4.1 million in the third quarter of 2018 versus $5.1 million in the third quarter of 2017.

Third Quarter 2018 Segment Results
Net Revenues, Bookings, Net Income, and Cash Income changes by segment for the three and nine months ended September 30, 2018, compared to the same period of 2017 were as follows:

	Q3 - 2018 % Change				YTD - 2018 % Change
	Net Revenues	Bookings	Net Income	Cash Income	Net Revenues	Bookings	Net Income	Cash Income
Learning A-Z	8%	7%	5%	5%	8%	9%	2%	5%
ExploreLearning	11%	31%	3%	37%	12%	24%	(1)%	27%
Voyager Sopris Learning	(6)%	(9)%	15%	(2)%	(10)%	(5)%	6%	61%
Shared Services			(18)%	23%			(10)%	6%
Cambium Learning Group, Inc.	3%	6%	(9)%	12%	2%	7%	(13)%	28%

MERGER AGREEMENT and VKIDZ TRANSACTION
As previously announced on October 15, 2018, the Company has entered into a definitive merger agreement with certain affiliates of Veritas Capital, a leading private equity investment firm, for the acquisition of the Company.
Pursuant to the terms of the merger agreement, the holders of common stock of the Company currently outstanding are entitled to receive $14.50 in cash per share at the closing. The transaction was unanimously approved by the board of directors of the Company. Following the execution of the merger agreement, the stockholder representing a majority of the issued and outstanding common stock delivered a written consent approving and adopting the merger agreement and the transaction. The Company's outstanding credit facility will be repaid at closing. Subject to customary closing conditions and regulatory approvals, the Company expects the transaction to close in the fourth quarter of 2018 or the first quarter of 2019.
Immediately prior to the closing, the Company will close its previously announced acquisition of VKIDZ Holdings Inc. ("VKidz"), an award winning Florida-based edtech company dedicated to helping deliver the best education to students using digital solutions. Under the terms of the agreement, the purchase price will include issuance of 6.7 million shares of Cambium Learning Group common stock to the sellers, plus payment of outstanding debt of VKidz on the consummation date of the transaction. In 2017, VKidz had Bookings of approximately $21.1 million and Cash Income of approximately $5.7 million. At September 30, 2018, VKidz had debt principal outstanding of $19.8 million and cash of $3.3 million. For each share of Company common stock issued in connection with the Company's acquisition of VKidz, holders are entitled to receive $11.50 in cash.

Conference Call
In consideration of the Company's recently announced definitive merger agreement with certain affiliates of Veritas Capital, management will not conduct a third quarter 2018 conference call.

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company's operations from management's perspective. Adjusted EBITDA and Cash Income remove significant restructuring, non-operational, or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets. Further, the Cash Income measure directly affects compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company's liquidity. The Company's presentation of EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.

About Cambium Learning Group, Inc.
Cambium Learning® Group (Nasdaq: ABCD) is an award-winning educational technology solutions leader dedicated to helping all students reach their full potential through individualized and differentiated instruction. Using a research-based, personalized approach, Cambium Learning Group delivers SaaS resources and instructional products that engage students and support teachers in fun, positive, safe and scalable environments. These solutions are provided through Learning A-Z® (online differentiated instruction for elementary school reading, writing and science), ExploreLearning® (online interactive math and science simulations and a math fact fluency solution) and Voyager Sopris Learning® (blended solutions that accelerate struggling learners to achieve in literacy and math and professional development for teachers). We believe that every student has unlimited potential, that teachers matter, and that data, instruction, and practice are the keys to success in the classroom and beyond.
Come learn with us at www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., business plans or strategies, projected or anticipated benefits or other consequences of Cambium Learning Group, Inc.’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Cambium Learning Group, Inc. may make, and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, conditions to the closing of the proposed transaction, including the obtaining of required regulatory approvals, may not be satisfied; risks associated with the financing of the transaction; the proposed transaction may involve unexpected costs, liabilities or delays; the business of the Company may suffer as a result of uncertainty surrounding the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the Company may be adversely affected by other economic, business and/or competitive factors; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the ability to recognize benefits of the proposed transaction; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; the ability to successfully attract and retain a broad customer base for current and future products; changes in customer demands or industry standards; success of ongoing product development; maintaining acceptable margins; the ability to control costs; K-12 enrollment and demographic trends; the level of educational funding; the impact of federal, state, and local regulatory requirements on the business of the company; the loss of key personnel; the impact of competition; the uncertainty of general economic conditions and financial market performance; explorations of possible transactions and other strategic alternatives; and those other risks and uncertainties listed under the heading "RISK FACTORS" in Cambium Learning Group, Inc.'s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "projects," "intends," "prospects," or "priorities," or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenues	$44,734	$43,523	$122,337	$119,855
Cost of revenues:
Cost of revenues	7,801	7,928	20,902	21,328
Amortization expense	4,200	4,676	12,147	13,094
Total cost of revenues	12,001	12,604	33,049	34,422
Research and development expense	4,059	3,352	11,678	9,744
Sales and marketing expense	12,283	12,771	37,803	37,871
General and administrative expense	5,962	5,457	17,378	15,240
Shipping and handling costs	323	414	630	727
Depreciation and amortization expense	721	670	2,156	2,020
Total costs and expenses	35,349	35,268	102,694	100,024
Income before interest and income taxes	9,385	8,255	19,643	19,831
Net interest expense	(897)	(1,271)	(2,654)	(3,834)
Other income (expense), net	(103)	(108)	(88)	(325)
Income before income taxes	8,385	6,876	16,901	15,672
Income tax expense	(2,508)	(399)	(3,982)	(873)
Net income	$5,877	$6,477	$12,919	$14,799
Net income per common share:
Basic	$0.12	$0.14	$0.27	$0.32
Diluted	$0.12	$0.14	$0.27	$0.31
Average number of common shares and equivalents outstanding:
Basic	47,273	46,460	47,116	46,316
Diluted	48,503	47,629	48,351	47,522

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,255	$8,493
Accounts receivable, net	26,327	12,937
Inventory	1,704	2,382
Restricted assets, current	961	961
Other current assets	13,167	11,193
Total current assets	68,414	35,966
Property, equipment and software at cost	63,720	65,250
Accumulated depreciation and amortization	(43,440)	(43,164)
Property, equipment and software, net	20,280	22,086
Goodwill	43,518	43,518
Other intangible assets, net	2,858	3,607
Pre-publication costs, net	18,071	17,758
Restricted assets, less current portion	615	1,293
Deferred tax assets	27,497	30,614
Other assets	4,040	3,712
Total assets	$185,293	$158,554
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,344	$2,388
Accrued expenses	16,302	12,121
Current portion of long-term debt	6,776	5,958
Deferred revenue, current	96,468	86,913
Total current liabilities	121,890	107,380
Long-term liabilities:
Long-term debt	36,781	41,841
Deferred revenue, less current portion	17,751	13,995
Other liabilities	9,072	9,630
Total long-term liabilities	63,604	65,466
Stockholders' equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at September 30, 2018 and December 31, 2017)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 53,832 and 53,333 shares issued, and 47,300 and 46,800 shares outstanding at September 30, 2018 and December 31, 2017, respectively)	54	53
Capital surplus	290,837	289,022
Accumulated deficit	(276,322)	(288,490)
Treasury stock at cost (6,532 shares at September 30, 2018 and December 31, 2017)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(1,986)	(2,093)
Accumulated other comprehensive loss	(1,986)	(2,093)
Total stockholders' equity (deficit)	(201)	(14,292)
Total liabilities and stockholders' equity (deficit)	$185,293	$158,554

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Net income	$5,877	$6,477	$12,919	$14,799
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	4,921	5,346	14,303	15,114
Net interest expense	897	1,271	2,654	3,834
Income tax expense	2,508	399	3,982	873
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	14,203	13,493	33,858	34,620
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Income from sale of excess state tax credits	—	—	(222)	—
Restructuring costs	—	281	—	281
Merger, acquisition and disposition activities	1,402	138	3,023	477
Stock-based compensation and expense	249	217	728	641
Adjusted EBITDA	15,854	14,129	37,387	36,019
Change in deferred revenues	37,701	35,065	12,887	7,646
Change in deferred costs	(4,344)	(3,906)	(1,755)	(1,175)
Capital expenditures	(4,068)	(5,096)	(12,056)	(13,912)
Cash income	$45,143	$40,192	$36,463	$28,578

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2018
(unaudited)

	Three Months Ended September 30, 2018
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$40,714	$18,007	$24,151	$82,872
Change in deferred revenues	(20,653)	(10,208)	(6,840)	(37,701)
Other	(88)	153	(502)	(437)
Net revenues	$19,973	$7,952	$16,809	$44,734

	Nine Months Ended September 30, 2018
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$64,996	$27,977	$42,868	$135,841
Change in deferred revenues	(5,364)	(4,870)	(2,653)	(12,887)
Other	(88)	81	(610)	(617)
Net revenues	$59,544	$23,188	$39,605	$122,337

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2018
(unaudited)

	Three Months Ended September 30, 2018
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$9,619	$2,975	$5,948	$(12,665)	$5,877
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	4,921	4,921
Net interest expense	—	—	—	897	897
Income tax expense	—	—	—	2,508	2,508
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	9,619	2,975	5,948	(4,339)	14,203
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	—	—	—	1,402	1,402
Stock-based compensation and expense	70	53	59	67	249
Adjusted EBITDA	9,689	3,028	6,007	(2,870)	15,854
Change in deferred revenues	20,653	10,208	6,840	—	37,701
Change in deferred costs	(2,256)	(900)	(1,188)	—	(4,344)
Capital expenditures - product development	(1,995)	(1,002)	(598)	—	(3,595)
Capital expenditures - general expenditures	(271)	(110)	(67)	(25)	(473)
Cash income	$25,820	$11,224	$10,994	$(2,895)	$45,143

	Nine Months Ended September 30, 2018
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$28,396	$8,322	$9,738	$(33,537)	$12,919
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	14,303	14,303
Net interest expense	—	—	—	2,654	2,654
Income tax expense	—	—	—	3,982	3,982
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	28,396	8,322	9,738	(12,598)	33,858
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Income from sale of excess state tax credits	—	—	—	(222)	(222)
Merger, acquisition and disposition activities	—	—	—	3,023	3,023
Stock-based compensation and expense	197	153	177	201	728
Adjusted EBITDA	28,593	8,475	9,915	(9,596)	37,387
Change in deferred revenues	5,364	4,870	2,653	—	12,887
Change in deferred costs	(964)	(243)	(548)	—	(1,755)
Capital expenditures - product development	(5,869)	(3,038)	(1,793)	—	(10,700)
Capital expenditures - general expenditures	(847)	(271)	(182)	(56)	(1,356)
Cash income	$26,277	$9,793	$10,045	$(9,652)	$36,463

Deferred Revenue by Segment – 2018
(unaudited)

	September 30, 2018
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred revenue, current	$55,955	$23,355	$17,158	$96,468
Deferred revenue, less current portion	8,482	4,087	5,182	17,751
Deferred revenue	$64,437	$27,442	$22,340	$114,219

Deferred Costs by Segment – 2018
(unaudited)

	September 30, 2018
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred costs, current	$5,425	$1,956	$2,640	$10,021
Deferred costs, less current portion	822	343	1,006	2,171
Deferred costs	$6,247	$2,299	$3,646	$12,192

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2017
(unaudited)

	Three Months Ended September 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$38,136	$13,742	$26,660	$78,538
Change in deferred revenues	(19,625)	(6,755)	(8,685)	(35,065)
Other	—	152	(102)	50
Net revenues	$18,511	$7,139	$17,873	$43,523

	Nine Months Ended September 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$59,696	$22,506	$45,189	$127,391
Change in deferred revenues	(4,350)	(1,901)	(1,395)	(7,646)
Other	—	47	63	110
Net revenues	$55,346	$20,652	$43,857	$119,855

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2017
(unaudited)

	Three Months Ended September 30, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$9,169	$2,876	$5,186	$(10,754)	$6,477
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	5,346	5,346
Net interest expense	—	—	—	1,271	1,271
Income tax expense	—	—	—	399	399
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	9,169	2,876	5,186	(3,738)	13,493
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Restructuring costs	—	—	281	—	281
Merger, acquisition and disposition activities	—	—	—	138	138
Stock-based compensation and expense	53	30	67	67	217
Adjusted EBITDA	9,222	2,906	5,534	(3,533)	14,129
Change in deferred revenues	19,625	6,755	8,685	—	35,065
Change in deferred costs	(1,585)	(624)	(1,697)	—	(3,906)
Capital expenditures - product development	(2,020)	(667)	(1,150)	—	(3,837)
Capital expenditures - general expenditures	(637)	(202)	(201)	(219)	(1,259)
Cash income	$24,605	$8,168	$11,171	$(3,752)	$40,192

	Nine Months Ended September 30, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$27,725	$8,366	$9,229	$(30,521)	$14,799
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	15,114	15,114
Net interest expense	—	—	—	3,834	3,834
Income tax expense	—	—	—	873	873
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	27,725	8,366	9,229	(10,700)	34,620
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Restructuring costs	—	—	281	—	281
Merger, acquisition and disposition activities	—	—	—	477	477
Stock-based compensation and expense	153	84	212	192	641
Adjusted EBITDA	27,878	8,450	9,722	(10,031)	36,019
Change in deferred revenues	4,350	1,901	1,395	—	7,646
Change in deferred costs	(423)	(131)	(621)	—	(1,175)
Capital expenditures - product development	(5,818)	(2,148)	(3,959)	—	(11,925)
Capital expenditures - general expenditures	(1,030)	(369)	(316)	(272)	(1,987)
Cash income	$24,957	$7,703	$6,221	$(10,303)	$28,578